UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

CADDYSTATS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

Ph: (954) 302-8652   Fax: (954) 302-8693

www.roadships.us

Registrant’s telephone number, including area code: 954-302-8652

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the  preceding 12 months (or for such  shorter  period that the  registrant  was required  to file  such  reports),  and  (2) has  been  subject  to such  filing requirements for the past 90 days.

Yes [X] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)

Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes [] No [X]

Indicate the number of shares  outstanding  of each of the  issuer's  classes of common equity,  as of the latest  practicable  date: As of March 3, 2008 the registrant had 10,750,000 shares of common stock,  $0.001 par value,  issued and outstanding.

200 Robbins Lane, Jericho, New York 11753.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CADDYSTATS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Reason for this Amendment.

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Plan of Exchange

Description of Caddystats Business

Description of Roadships Holdings, Inc. Business

Management’s Discussion and Analysis or Plan of Operations

Risk Factors

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers

Executive Compensation

Certain Relationships and Related Transactions

Description of Securities

Item 4.01

Change in Registrants Certifying Accountant

Item 5.01

Changes in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03

Change in Fiscal Year

Item 5.06

Change in Shell Company Status

Item 9.01

Financial Statements and Exhibits

Index:

Reason for this Amendment.

7

Item 1.01

Entry into a Material Definitive Agreement.

7

Item 2.01

Completion of Acquisition or Disposition of Assets.

8

Plan of Exchange

8

Description of Caddystats Business

8

Description of Roadships’ and Roadships Am’s Business

9

Where Roadships Conducts Business

10

Where Roadships is Headed

10

Analysis of the Market

10

Competition

14

Competitive Advantages and Strategy

16

Growth Strategy

18

Existing Facilities and Property Owned

18

Intellectual Property

19

Customers

19

Regulation

19

Legal Proceedings

19

Employees

19

Forward-Looking Statements

19

Management’s Discussion and Analysis or Plan of Operations

20

Liquidity and Capital Resources

20

Critical Accounting Policies and Estimates

21

Accounting Treatment

22

Recently Issued Accounting Pronouncements

22

Cautionary Factors That May Affect Future Results

23

Risk Factors

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

34

Directors and Executive Officers

35

Biographies

35

Executive Compensation

37

Certain Relationships and Related Transactions

38

Description of Securities

38

Common Stock

38

Preferred Stock

39

Registration Rights

39

Market Price and Dividends

39

Indemnification of Directors and Officers

39

Trading Information

40

Item 4.01

Changes in Registrants Certifying Accountant

40

Item 5.01

Changes in Control of Registrant

41

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

41

Appointment of Principal Officers

41

Item 5.03: Change in Fiscal Year

41

Item 5.06

Change in Shell Company Status

41

Item 9.01

Financial Statements and Exhibits

41

SIGNATURES

42

Reason for this Amendment.

We are filing this amended 8k to clarify that our exchange discussed below on March 3, 2009 was a reverse merger and that we are adopting the year end of the accounting acquirer Roadships Holdings, Inc. Our year end will be December 31st and we plan to file our first quarterly report subsequent to this merger for the three month period ended March 31, 2009 in a timely manner.

Item 1.01

Entry into a Material Definitive Agreement.

As of March 3, 2009, the Registrant executed a Plan of Exchange between and among the Registrant, Roadships Holdings, Inc. (“Roadships”), a Florida corporation, Roadships America, Inc. (“Roadships Am”), a Florida corporation, the shareholders of Roadships and Roadships Am (collectively, the “Roadships Shareholders”), and the Majority Shareholders of the Registrant (the “CDDY Shareholders”). This Plan of Exchange is attached hereto as exhibit 10.1.

The Plan of Exchange Agreement states that Caddystats desires to acquire Roadships and Roadships Am and the Roadships Shareholders desire that Roadships and Roadships Am be acquired by Caddystats. Caddystats would acquire 100% of the capital stock of Roadships and Roadships Am in exchange for a pro rata interest in Caddystats.  The agreement of each of the Roadships Shareholders to transfer and surrender their shares shall be independent of the agreement of any other shareholder to transfer and surrender by any other shareholder.  The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

On February 27, 2009, the Registrant executed a Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, And Non-Disclosure Agreement with Corpsense Consulting (“Corpsense Release of Debt Agreement”). The Corpsense Release of Debt Agreement pertains to all matters relating to the debts for services rendered to Caddystats, including but not limited to, bookkeeping services and any and all agreements, understandings, or commitments Corpsense Consulting may have had with the Company up until February 27, 2009.

By entering into the Corpsense Release of Debt Agreement, Corpsense Consulting and Caddystats accept that full and complete satisfaction of any and all asserted and unasserted debts and claims of any kind or description against Caddystats and Corpsense Consulting are released and both parties discharge the other from any and all liability, and waive any and all rights of any kind and description that Corpsense or Caddystats has or may have against the other as of the date of the Corpsense Release of Debt Agreement.

Also on February 27, 2009, the Registrant executed A Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, And Non-Disclosure Agreement (“Dawson Release of Debt Agreement”) in conjunction with an Asset Purchase Agreement with Gordon Dawson (“Dawson”). The Dawson Release of Debt Agreement and Asset Purchase Agreement forgive the $21,500 owed to Dawson by Caddystats in exchange for the right, title and interest on the terms provided in the Asset Purchase Agreement in regards to the Caddystats Manual. The Caddystats Manual is the product that Caddystats designed and created before deciding to enter into a Plan of Exchange with Roadships.

By entering into this Dawson Release of Debt Agreement, Dawson and Caddystats accept that full and complete satisfaction of any and all asserted and unasserted debts and claims of any kind or description against Caddystats and Dawson are released and both parties discharge the other from any and all liability, and waive any and all rights of any kind and description that Dawson or Caddystats has or may have against the other as of the date of the Dawson Release of Debt Agreement.

The agreements are attached in Exhibit 10.1, 10.2, 10.3, and 10.4.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Plan of Exchange

The Plan of Exchange (the “POE”) was executed and dated as of March 3, 2009, by and among Caddystats, Inc., a Delaware corporation, Roadships Holdings, Inc., a Florida corporation, and Roadships America, Inc., a Florida corporation. The POE states that the capital of Caddystats consists of 75,000,000 authorized shares of Common Stock, par value $.001, of which 10,750,000 shares are issued and outstanding.  The capital of Roadships consists of 3,000,000,000 authorized shares of Common Stock, par value $.001, of which 27,511,320 shares are issued and outstanding and the capital of Roadships Am consists of 1,000,000,000 authorized shares of Common Stock, par value $.001, of which 132,136,110 shares are issued and outstanding. Within the POE, Caddystats desires to acquire Roadships and Roadships Am and the Roadships Shareholders desire that Roadships and Roadships Am be acquired by Caddystats. Caddystats would acquire 100% of the capital stock of Roadships and Roadships Am in exchange for a pro rata interest in Caddystats.  The agreement of each of the Roadships Shareholders to transfer and surrender their shares shall be independent of the agreement of any other shareholder to transfer and surrender by any other shareholder.

The POE states that Roadships and Caddystats shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of their place of incorporation and their constituent documents.  The Boards of Directors of each of Roadships and Caddystats shall have approved the transaction and this agreement, in accordance with the laws of their place of incorporation and their constituent documents. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the POE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period expires on March 13, 2009.  Immediately upon or within 30 days from the date of the POE, Caddystats shall have 100% of the issued and outstanding shares of Roadships and Roadships Am. Immediately upon the Closing date the Roadships Shareholders shall receive a pro rata interest in Caddystats in exchange for their shares in Roadships and Roadships Am.  Caddystats, Roadships and Roadships Am shall reorganize, such that Caddystats shall acquire 100% the capital stock of Roadships and Roadships Am, and Roadships and Roadships Am shall become wholly-owned subsidiaries of Caddystats. The Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged. The By-Laws of each Corporation shall remain in full force and effect, unchanged.

Description of Caddystats Business

Caddystats, Inc. ("Caddystats") is a development stage company incorporated on June 5, 2006 in the State of Delaware to enter into the golf course guide publishing industry with low cost Caddystats Course Guide booklets. Caddystats tried to provide golf courses throughout North America with low cost, attractive, and easy to use course guide books.

To date, Caddystats operations have been limited to the design of the Caddystats Course Guide booklets and market research on the golf course and country club industries in North America. Caddystats was not very successful in developing this business model and had very limited revenues.

Recognizing the need to increase shareholder value, the Board of Directors determined that the only way to enhance shareholder value was to seek potential business opportunities and effect a business combination with a target business with significant growth potential which, in the opinion of Caddystats management, could provide a profit to both Caddystats and its shareholders.

When the opportunity to consummate a reverse merger with Roadships came along, the Board of Caddystats deemed this to be in the best interests of shareholders. Caddystats consists of 75,000,000 shares of common stock, par value $.001. It currently has 10,750,000 shares of common stock issued and outstanding.

Description of Roadships’ and Roadships Am’s Business

All references to the “Company,” “we,” “our,” and “us” for periods prior to the closing of the Agreement refer to Roadships and Roadships Am, and references to the “Company,” “we,” “our,” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

Roadships Holdings, Inc. and Roadships America, Inc., both Florida domiciled private corporations, are builders of Short Sea Ships – in partnership with STX Marine Group [Canada, Europe and USA] (“STXM”) and providers of Short Sea Shipping, as well as synergistic acquirers, owners, and operators of ground freight transportation companies throughout North America and Australia.

In response to the U.S. Maritime Administration Coastal Transportation Initiative, Roadships and Roadships Am, in partnership with STX Canada Marine Inc., developed a proprietary design of a high speed Ro/Ro vessel for use in the U.S. coastal transport trade.  The Company is in the process of finalizing its initial plans of building two (2) U.S. built Jones Act Ro/Ro vessels (“Flagship Vessels” or “Ships”) annually over the next five (5) years.

On November 10, 2008, Roadships America, Inc. and STX Canada Marine Inc. signed an agreement to progress the Roadships Project. This is an important milestone for Roadships America, Inc. and STX Canada Marine Inc. which has placed the Roadships Project on schedule for further developments during the early quarters of 2009.

The pedigree for the High Speed (HS) Monohull design proposed for the Roadships program comes from a vessel concept that was initially developed by Kvaerner Masa Yards - Technology (now STX Europe). The HS vessel design was conceived in the early 1990's for short sea shipping transportation throughout Europe using a hull form derived from a high speed ROPAX ferry built at the shipyard in Helsinki, Finland. This hull form was extensively tested and improved over a period of 5 years to optimize the hull form that offers the least resistance and allows the ship to maintain speed up to SS5.

The Roadships vessel is the latest development of the HS concept using a hull form derived from the model test program that allows the use of high output medium speed diesel engines to achieve the service speed of 30 knots. Utilizing these new high output engines developed in the last 5 years removes the need for gas turbine propulsion that has a dramatic effect on the economics through significant fuel savings.

The Company’s Flagship Vessels are 200 metres LOA, wave-piercing mono-hull design, 30 knot service speed, 25 foot draft, 2430 lane-metres, providing a capacity of 148 53' trailers utilizing three decks. The vessels are designed for maximum dispatch capability utilizing two (2) deck simultaneous load/discharge operations. The General Arrangement provides for astern straight in load/discharge configuration with no turning lanes and minimal obstructions. The vessels will be powered by 4 medium speed diesels.

With an experienced management team and well-trained, competent, professional personnel, Roadships provides superior short sea and ground freight solutions to clients throughout the world.  The Company provides a rewarding work environment and fair compensation to its employees, generates cash, earns a profit, and delivers a solid return to its shareholders.

Where Roadships Conducts Business

Roadships’ business operations are located in North America and Australia.

Where Roadships is Headed

Short Sea Shipping Flagship Vessel

Per ship cost is a variable, as requisite construction materials are largely commodities that are affected by changing market conditions. In October 2005, Roadships developed construction costing on Roadships Flagship Vessels from STX Marine Group [Canada, Europe and USA] (“STXM”) of Ninety Million USD ($90,000,000). Subsequently, in October 2008, at the height of the crude oil  run-up, the Company requested updated costing from STXM, which came in at double the first estimate; i.e., One Hundred Eighty Million USD ($180,000,000). For the purposes of these financial projections – given the substantial drop in the price of crude oil – Management has utilized the average of $90,000,000 and $180,000,000, or One Hundred Thirty Five Million USD ($135,000,000). Roadships’ Flagship Vessels shall be capitalized with a combination of equity and debt financing at a ratio, respectively, of thirty percent (30.0%) equity and seventy percent (70.0%) debt, at seven and one-half percent (7.5%) per annum for a fifteen (15) year term.

Over the short to medium term, Roadships will lease its Ships to Section 2, Jones Act operators.  However, the Company intends to qualify as Section 2, Jones Act compliant by year three (3) of their business plan, and deploy at least half of its fleet as a Jones Act operator.

Ground Freight Mergers and Acquisitions

The gestation period for Roadships Flagship Vessels is eighteen (18) months, best case, from start to finish. To drive short term cash flow, the Company’s strategic intent calls for the acquisition, merger and assimilation of privately held regional freight companies ranging in value from Eight Million USD ($8,000,000) to Twenty Million USD ($20,000,000). Management has extensive experience in optimizing operations, squeezing-out cost overruns, and maximizing profits beyond industry averages. Strategically, Management intends to identify and acquire two (2) target operations quarterly – with one of the two being an over-performer and the other an under-performer – synergistically merging the two so as to optimize future operations of both operating entities.

Management’s acquisition strategy calls for the assumption of all existing debt and payment for owner’s equity in cash equivalents; i.e., the Company’s free trading shares. To the extent and degree that the Company is utilizing its stock as cash equivalents for the acquisition (or at least partial acquisition) of hard assets.

Analysis of the Market

As key note speaker at the 2006 annual conference of the Atlantic Intracoastal Waterway Association (AIWA), then U.S. Secretary of Transportation, Norman Mineta, opened:

“… there is a looming threat to our economic prosperity in the form of transportation congestion. Goods stalled at overwhelmed seaports, airplanes circling crowded airports, and delivery trucks stuck in traffic cost America an estimated $200 billion each year. Traffic jams alone waste 2.3 billion gallons of gasoline and 3.7 billion hours…”

“One of the Nation's biggest challenges, and a critical focus of USDOT, is closing the gap between the demand for transportation services and infrastructure capacity,” added Mineta.

Industry experts anticipate a freight capacity crunch of epic proportions over the next ten (10) years or so, as volume grows widening existing infrastructure gaps, to the extent and degree that building more roads or expanding rail capacity to meet projected demand is simply not viable.

The U.S. intermodal freight system is now being operated in many areas near the limits of economically sustainable capacity.  Clearly there is a call for innovation – a means and methodology beyond those now most commonly employed – to assimilate projected growth; a solution that not only accommodates this expansion, but relieves current levels of congestion by shifting freight movements away from over-crowed highways.

For 1998, the Federal Highway Administration (FHA) reported that the U.S. transportation system carried over fifteen billion (15,000,000,000) tons of freight valued at over Nine Trillion USD ($9,000,000,000,000). By 2020, the FHA expects the value of cargo handled to reach Thirty Trillion USD ($30,000,000,000,000), with U.S. highways, railways and ports moving upward to 70% more freight than they did some two decades earlier.

According to the USDOT1, Seventy Six Billion USD2 ($76,000,000,000) will be expended annually for years 2001 through 2020, just to maintain the physical highway infrastructure.

According to the USDOT, the United States will experience an overall doubling of international freight by 2020.  Consequently, within the ensuing 20 year period, U.S. ports and related infrastructure must be capable of handling more than 50 million TEU’s3 per year.

As U.S. Secretary of Transportation, Norman Mineta, quite accurately points out, “One intermodal alternative is the development of a robust short sea shipping system that would aid in the reduction of growing freight congestion on our nation’s rail and highway systems.”

Intermodal Transportation

The USDOT defines intermodal transportation as “Use of more than one type of transportation; e.g. transporting a commodity by barge to an intermediate point and by truck to destination.”

Intermodal transportation has long been viewed as a “GREEN” or environmentally friendly off-set to the ever-increasing truck traffic on the highways, and the steady pressure to introduce longer, heavier trucks.

 1 U.S. Department of Transportation.

2 Calculation based on 2002 USD.

3 TEU: The Twenty-foot Equivalent Unit is an inexact unit of cargo capacity.  It is based on the volume of a 20-foot long shipping container (i.e., a standard-sized metal box which can be easily transferred between different modes of transportation, such as ships, trains and trucks.)  A related unit, the forty-foot equivalent unit (often FEU or feu) is defined as two TEU.

Short Sea Shipping

The U.S. Maritime Administration (MARAD) defines Short Sea Shipping as “Commercial waterborne transportation that does not transit an ocean.”

Also known intra-industry as “Coastwise Shipping,” “Coastal Transport,” “Water 95”, “Highway H2O,” and “Marine Highways,” short sea shipping is an alternative form of commercial transportation that utilizes inland and coastal waterways to move commercial freight from major domestic ports toward its final destination.

The most severely congested routes in the United States:

•

Interstate 95 on the East Coast;

•

I-5 on the West Coast;

•

I-10 on the Gulf Coast;

•

I-35, I-55 and I-65 along the Mississippi-Ohio River system, and;

•

I-90 and I-94 in the Great Lakes region.

Short Sea Shipping Services have been in operation for a number of years, largely carrying bulk commodities through established inland waterway systems and along the U.S. Atlantic and Pacific coastlines by barge, tanker and freighter, with new services under development and some having already launched.  The existing U.S. Port and Terminal Infrastructure is inadequate to accommodate a material ramp-up of Short Sea Shipping Services, insofar as the system requires separate domestic terminals to handle the trailer flows.  A number of States, MPOs (Metropolitan Planning Organizations), and smaller port authorities are exploring entering this emerging market.

Regulatory Climate

On July 10, 2008, the U.S. Committee on the Marine Transportation System (CMTS) approved the “National Strategy for the Marine Transportation System: A Framework for Action." This Strategy contains over 30 actions for federal agencies to address in five priority areas: 1) system capacity; 2) safety and security; 3) environmental stewardship; 4) resiliency, and; 5) long-term funding.

The National Strategy – the byproduct of a two year effort by the CMTS membership, 18 Federal Departments / Agencies, and certain White House offices – was developed in response to the 2004 Ocean Action Plan which called for the CMTS to recommend strategies and plans to maintain and improve the U.S. Marine Transportation System (MTS).  This Strategy serves both as policy guidance and as an interagency framework for the CMTS to take action to improve the MTS.

The MTS consists of ocean, coastal, and inland waterways, ports, intermodal connections, vessels, and commercial, military, and recreational users.

The MTS is critical to this Nation’s ability to trade with the rest of the world, with it carrying nearly eighty percent (80%) of the total tonnage of U.S. international trade. The MTS supports military deployments from strategic seaports, a growing cruise line industry, tens of thousands of commercial fishing vessels, as well as millions of recreational boaters.

Domestic freight volumes shall grow by more than sixty-five percent (65%), increasing from thirteen billion five hundred million (13.5 billion) tons in 1998 to an estimated twenty-two billion five hundred million (22.5 billion) tons in 2020.  Although forecasts show that the air and truck modes will experience the fastest growth – with domestic air cargo tonnage nearly tripling, but its share of total tonnage remaining small – and trucks moving over seventy five percent (75%) more tons in 2020, capturing a significantly larger share of total tonnage.

International trade accounted for twelve percent (12%) of the total U.S. freight tonnage in 1998 and is forecasted to grow faster than domestic trade, by more than two and one-half percent (2.5%) annually between 1998 and 2020, nearly doubling in volume.  This projected growth in international trade is expected to present formidable challenges to U.S. ports and border gateways.

U.S. Department of Transportation, Federal Highway Administration Freight Analysis Framework (FAF) estimates that about twenty nine percent (29%) of the urban Nations Highway Systems (NHS) will be congested, with an additional thirteen percent (13%) approaching congestion, during peak periods in 2020.  By comparison, ten percent (10%) of the urban NHS was congested in 1998.  In terms of functional class, urban Interstates are and will continue to be the most traveled segments, with congestion reaching fifty three percent (53%) in 2020. According to an official U.S. Maritime Administration Statement: “Highway improvements are certainly called for, but new highway costs $32- million dollars per lane mile, and new highway interchanges are over $100 million apiece.”

Inland Waterways

The USACE operates a network of about 12,000 miles of rivers, canals, and other inland and intracoastal waterways serving 27 states.  The program provides a low-cost transportation alternative mostly to shippers of bulk goods in areas located near these developed inland and intracoastal waterways.  The inland and intracoastal waterway systems are generally considered reliable, but face increasing operational and maintenance challenges as locks age, repairs become more extensive and expensive, and dredging becomes more expensive.

Since the 1960s, the Federal government has invested heavily in the maintenance and rehabilitation of the three busiest inland waterways (the Ohio River, the Mississippi River, and the Illinois Waterway), which handle the vast majority of all inland waterways traffic.  USACE periodically evaluates the condition of all locks and dams on these waterways to identify and prioritize repair and replacement investments within each waterway system.

Congress finances one-half of the cost of the Federal capital investment in inland and intracoastal waterways from the Inland Waterways Trust Fund.  The source of funding for this Trust Fund is an excise tax on diesel fuel used on certain inland and intracoastal waterways.

Presently, a larger share of freight, whether measured by weight or value, is moved by trucks than by water vessels. A total of 473 million tons was moved along the nation’s highways, which represents 85 percent of the total freight movements analyzed. Water borne movements accounted for 81 million tons, or 15 percent of the total. This difference is even more dramatic when the value of goods is analyzed, with 98 percent of the total value moved along the highways and only two percent moved along the waterways.

Goods shipped along the highway are more diverse in nature than those shipped by water. The more balanced spread of goods that are transported along the nation’s highways indicates an increased flexibility in what trucks can carry compared to water vessels, which tend to focus on high-bulk, low-

value goods.  The faster transportation times associated with truck freight movements also likely plays a factor in the types of goods shipped.

Those goods that were shipped along the highway were typically of a higher value per ton than those shipped by water. Goods moved by water tended to be primarily bulk goods that were less time sensitive in nature.  This is logical given the potentially longer travel time of water borne cargo compared to freight moved along the nation’s highways.  Those industries that take advantage of the waterways clearly value the reduced costs associated with water borne freight movements over the increased travel times.

The potential exists for Coastal Shipping operations between some origin-destination pairs.  In several cases, strong freight movements exist between origin-destination pairs for the same goods group. This indicates that the necessary infrastructure already exists for those goods to be shipped by water vessel rather than truck, and that the potential therefore exists for rapid expansion.

Competition

Horizon Lines®.

Charlotte, North Carolina, headquartered Horizon Lines, Inc. (“Horizon”), is a domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries: Horizon Lines, LLC and Horizon Logistics, LLC, that lays claim to 38% of the total U.S. marine container shipments between the continental U.S. and the three non-contiguous Jones Act markets, Alaska, Hawaii, Guam, Micronesia and Puerto Rico.  Horizon is publicly traded on the New York Stock Exchange under the Symbol HRZ. Web Link: http://www.horizon-lines.com

Crowley Lines®.

Jacksonville, Florida, headquartered Crowley Maritime Corporation (“CMC”) provides diversified transportation services in domestic and international markets by means of five operating lines of business: Liner Services, Logistics, Marine Services, Petroleum Services and Technical Services.  CMC’s services include, among others, Logistics, Project Management, Vessel Construction and Naval Architecture, and Ship Management.

CMC employs approximately 4,100 people and provides its services using a fleet of more than 210 vessels, consisting of RO/RO (roll on roll off) vessels, LO/LO (lift on lift off) vessels, tankers, tugs and barges.  CMC’s land-based facilities and equipment include terminals, warehouses, tank farms, office buildings, trucks, trailers, containers, chassis, cranes and other specialized vehicles. Web Link: http://www.crowley.com/

Trailer Bridge®.

Jacksonville, Florida, headquartered Trailer Bridge Inc (“TBI”) claims to connect all U.S. mainland points and Puerto Rico, with its twice-weekly, every week, route between Jacksonville to Puerto Rico and back again.  From clothing to furniture; from appliances to heavy equipment, and everything in between, Puerto Rico shippers depend on TBI’s consistency.

TBI, an industry innovator, was the first carrier to employ its own drivers and operate its own trucks, equipment, vessels, and marine facilities.

TBI was also the first to use the 53-foot high cube container for Puerto Rico, which gave shippers over 50% more capacity than the standard 40-foot container.  This larger equipment, at 3,850 cubic feet, creates more value per cubic foot; that's 3,850 cubic feet, over 40% more capacity than a 40-foot high cube container.

TBI has the largest fleet of 53-foot high cube containers available in the trade and TBI’s Triplestack Box Carriers™ are the first vessels to be built in over 15 years that were designed specifically for Puerto Rico.  The combination of the Triplestack Box Carriers™ and 53-foot high cube containers translate into lower per unit shipping costs for the product and that's going to show up where it counts, on the shippers bottom line.  Web Link: http://www.trailerbridge.com

Toll Holdings Pty. Ltd.®

Melbourne, Australia, headquartered Toll Holdings Pty Ltd (“Toll”) is among the Asian region's leading providers of integrated logistics services, generating annual consolidated revenue of AU$5.6 billion and operating an extensive network of over 700+ sites throughout more than 45 countries across the world.

Toll's access to transport and infrastructure assets includes road fleets, warehousing, ships, air freight capacity, ports and rail rolling stock.  In combining these assets with operational expertise and technology solutions, Toll focuses on driving supply chain efficiencies to deliver best practice in supply chain management to Toll's diverse customer base.

In Australia and New Zealand, Toll operates a suite of world class brands providing supply chain solutions to all types of businesses.

Toll Australia’s suite of world class brands provides domestic supply chain solutions to all types of businesses (large and small) throughout Australia.  Toll’s Australian operational scope, supported by leading edge technology, covers road, rail and air linehaul, time sensitive freight, warehousing, metropolitan transport, logistics, temperature controlled transport and warehousing, business to consumer, regional distribution networks, defense logistics, removalists, facility management, autologistics, personnel and labor hire and resource supply chains.  Web Link: http://www.toll.com.au/

Patrick Corporation®

Melbourne, Australia, operationally based Patrick Corp (“Patrick”), a subsidiary of publicly listed (Australian Exchange) Asciano, is a leading provider of port-related services to importers, exporters and shipping lines, and one of Australia's largest listed infrastructure owners.

Patrick claims its focus on productivity, efficiency and innovation, along with its world class assets and infrastructure management expertise, places Patrick at the forefront of the ship-to-shore and shore-to-door service providers for both domestic and international trade markets.

Patrick is Australia’s largest operator of container terminals, with state-of-the-art facilities in all major ports. Patrick also offers a complete range of land based services to shipping lines, freight forwarders, customs brokers, importers and exporters. Its function is to manage the movement of import and export consignments between the wharf, container parks and inland terminals, utilizing road and rail.  As well as being Australia’s largest bulk and general stevedore, providing port management services and being New Zealand’s largest on-wharf logistics company, Patrick offers an integrated service of processing, storage and distribution of motor vehicles, with on-wharf processing facilities that no other company in Australia can match.  Web Link: http://www.patrick.com.au

Mainfreight Ltd. ®

Auckland, New Zealand, headquartered Mainfreight Limited (“Mainfreight”)is a global Supply Chain Logistics Provider, specializing in the handling of freight that is Less Than Container (LCL), with businesses operating in one hundred sixty five (165) branches throughout New Zealand, Australia, Asia, and the United States.

Mainfreight was founded in 1978, with a 100 year vision, and has become the pre-eminent Supply Chain Logistics provider in New Zealand and Australia. Mainfreight claims to provide customers with world class service across a full range of Logistics; services that include Managed Warehousing, Domestic Distribution, Metro and Wharf Cartage and International Air and Sea freight operations all linked by sophisticated technology.

In 1996, Mainfreight listed on the New Zealand Stock exchange. Today Mainfreight has a team of over 3,200 people and in excess of 20,000 customers worldwide.  In forging a 100 year business, Mainfreight boasts having never adopted the latest trends or wavered from its long standing values.

Competitive Advantages and Strategy

STX Europe® Partnership:

Roadships single greatest strength is its contractual partnership with STX Europe- STX Canada Marine, previously Acre Marine (“STXM”).  STX’s (as one of the largest most respected ship builders in the world) co-development relationship with Roadships (a start-up) adds substantially to the Company’s viability and believability.

Ship Pedigree - New Generation High Speed Coastal Transport Ro/Ro Ships:

Roadships, in partnership with STX Canada Marine Inc., has been developing a high speed Ro/Ro vessel, Roadships Flagship Vessel, a design consistent with the transportation initiative of the U.S. Maritime Administration for use in the U.S. coastal transport trade.  The pedigree for the High Speed (HS) Monohull design proposed for the Roadships program comes from a vessel concept that was initially developed by Kvaerner Masa Yards - Technology (now STX Europe).  Roadships Flagship Vessel is the latest development of the HS concept using a hull form derived from the model test program that allows the use of high output medium speed diesel engines to achieve the service speed of 30 knots. Utilizing these new high output engines developed in the last 5 years removes the need for gas turbine propulsion that has a dramatic effect on the economics through significant fuel savings.

Environmental Advantages:

Roadships Flagship Vessel’s highly efficient hull form offers the least resistance and allows use of high output medium speed diesel engines achieving a 30 knot service speed.  These newly developed (last 5 years) high output engines remove the need for gas turbine propulsion, providing a dramatic effect on fuel usage.

In their “America’s Deep Blue Highway: How Coastal Shipping Could Reduce Traffic Congestion, Lower Pollution, and Bolster National Security,” the Institute for Global Maritime Studies, in cooperation with the Fletcher School of Law and Diplomacy at Tufts University, (September 2008), states:

“Over the course of this study, we researched the potential environmental benefits of increased US coastal shipping from several angles - from oil dependence and greenhouse gas efficiency to alternative marine fuels and new ‘green shipping’ technologies.

In the freight industry, medium and heavy trucks consume far more petroleum   than do the rail and maritime sectors.  In 2006, freight trucks accounted for over 18% of transportation’s oil consumption, second only to passenger cars and light trucks.  The estimated air emissions benefits from increased coastal shipping vary greatly by fuel type, vessel design, and cruising speed.  Most researchers agree that moving goods over water is more fuel-efficient than moving them over land.  One marine propulsion system replaces numerous truck engines required to move the same amount of cargo.

A December 2007 study by the Texas Transportation Institute1 found that inland vessels are more fuel efficient per ton-mile than trucks and even railroads.   For instance, an inland barge enjoys 576 ton-miles to the gallon, compared to 155 on a truck and 413 on a train.  From a greenhouse gas emissions perspective, many US coastal shipping operations offer substantial savings.”

1 C. James Kruse et al, A Modal Comparison of Domestic Freight Transportation Effects on the General Public, Texas Transportation Institute, December 2007.

Jones Act Compliance:

Roadships is in the process of qualifying as Jones Act compliant, allowing the company to produce short sea shipping solutions for U.S. operators, and own and operate short sea shipping within U.S. Territory.

Consolidated Load Management and Logistics:

Over the decades, Roadships’ Management have honed a refined a series of interrelated management system that, collectively, constitute the foundation of the Company’s Consolidated Load Management and Logistics Business.

Due to the increased competition resulting from deregulation and globalization, the logistics industry has become extremely sensitive to increases in distribution costs. To cope with these tremendous cost pressures, the logistics industry finds itself in need of dramatic improvement in productivity (efficiency).

In general terms, freight consolidation refers to a transportation option that combines a number of frequent, small shipments destined for a similar geographical region into a single large shipment in an effort to reduce per-unit shipping cost.  The objective: to capitalize on various freight-rate discount programs.  Consolidation can be exceedingly effective when significant freight-rate differentials exist between small (less-than-truckload or LTL) and large (truckload or TL) shipments.  This effectiveness depends to some degree upon the strategy employed. Since these strategies are varied and complex, the proper forms of consolidation strategies must be expertly managed to each given situation.

In his "Models and Analysis of Temporal Consolidation," J. Brennan, Ph.D. diss., University of California at Los Angeles, (1981),  gives three basic consolidation strategies (a/k/a Brennan's classification): 1) spatial; 2) product, and; 3) temporal.

Spatial:

Spatial consolidation is primarily concerned with determining which customers and vehicle routes are to be aggregated to combine small shipments into a single large shipment.

Product:

Product consolidation is concerned with combining different types of products in one shipment in order to increase the quantity sent to each customer per delivery.

Temporal:

Temporal consolidation aggregates small orders across time to balance both good customer services and higher inventory costs against lowering shipping costs. Combinations of these strategies may maximize the benefit of consolidation; however, problem complexity limits the ability to simultaneously consider the application of all of these strategies, much less complimentary mixture thereof, in the absence of tried and proven management systems from origination to delivery.

Proprietary Ground Freight Transport M & A Systems and Systems Management:

Roadships’ Management has developed a set of interlocking dynamic systems and systems analysis feedback loops that enables the Company to proactively identify suitable targets and matching each given primary target to operationally significant counterpart.  The use of “dynamic system” here connotes intentional, predictable, and flexible (non-static), with practical application as a tool to facilitate a specific end.

Moreover, Roadships’ Management has developed a target assimilation management system, the implementation of which commences prior to the tendering of a formal offer to acquire.  Some might see this as putting the proverbial cart before the horse, but such a conclusion fails to adequately consider the refined state of M & A dynamic systems (above); the Company doesn’t move on a target except and unless it first meets and exceeds this test.

As a result of these proprietary systems, Management is able to conservatively forecast that Roadships will generate enough positive cash flow from operations of its planned acquisitions over the first year and a half that the Company will be able to continue with its aggressive M & A Rollout Strategy of Ground Freight Operations, capitalizing the planned equity investment from retained earnings rather than paid-in-capital.

Growth Strategy

☐

Build long-term intrinsic value (thus driving shareholder capital gain) by consistently reinvesting retained earnings in revenue producing assets;

☐

Build Flag Ships Jones Act Compliant;

☐

Establish Roadships as Jones Act Compliant Operator; and

☐

Achieve and maintain a minimum eighteen percent (18%) Net Margin on Truck Operations through effective management.

Existing Facilities and Property Owned

Presently, the Company has a short term lease on an office suite with Regency Properties, located at 1451 Cypress Road Suite 300, Ft. Lauderdale, FL  33309.  Although we have routine access to this suite, most work is presently performed out of our individual home offices.  We have, however, started looking for real office space in Jacksonville, FL.

Intellectual Property

The Company does not presently own any patents or other intellectual property.

Customers

The Company doesn’t presently have any customers.

Regulation

For our Ground Transportation Operations, our Company has to comply with the following regulations:  Federal Motor Carrier Safety Regulations (FMCSRs), Motor Carrier Act of 1980, applicable Policy and Regulation of the U.S. DOT, EPA, Federal Highway Administration Federal Motor Carrier Safety Administration, and State-by State Regulations and Requirements.

For our Ship Operations, our Company has to comply with the following regulations:  The Jones Act (which regulates ship building and ship operations of U.S. Ship carriers), the Intermodal Surface Transportation Efficiency Act (ISTEA) of 1991, the Transportation Equity Act for the 21st Century, and the Safe, Accountable, Flexible, Efficient Transportation Equity Act.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Employees

The Company currently employs 5 people.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, Roadships’ ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of Roadships; the ability of Roadships to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to Roadships that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Roadships has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Roadships does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The MD&A discussion set forth below is based on the audited financial statements of Roadships as of December 31, 2008 and the related statements of operations, shareholders' equity and cash flows for the period since inception and ending December 31, 2008. A copy of these financial statements is attached as Exhibit 99.1 hereto.

From September 26, 2008 Through December 31, 2008

Sales:	$0
Cost of Goods Sold:	$0
General and Administrative Expenses:	$2,180
Income from Operations:	$0
Other Income:	$0
Income Before Taxes:	$0
Net Profit:	$0
Other Comprehensive Income:	$0
Total Comprehensive Income:	$0

Liquidity and Capital Resources

As of December 31, 2008, cash and cash equivalents totaled $100.

The working capital deficit during the period was $1,880, comprised of cash and cash equivalents of $100 and a shareholder loan liability of $1,980. Net cash provided by operating activities during the period amounted to ($2,180). Net cash used in investing activities amounted to $0. Net cash provided by financing activities amounted to $2,280.

From September 26, 2008 Through December 31, 2008

Sales:	$0
Cost of Goods Sold:	$0
Operating Expenses:	$2,180
Income (Loss) from Operations:	($2,180)
Other Income:	$0
Income Before Taxes:	$0
Net Profit (Loss):	($2,180)
Other Comprehensive Income:	$0

Total Comprehensive Income (Loss):	($2,180)

Critical Accounting Policies and Estimates

The discussion and analysis of Roadships’ financial condition presented in this section are based upon the audited financial statements of Roadships, which have been prepared in accordance with generally accepted accounting principles in the United States. During the preparation of the financial statements, Roadships was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Roadships evaluates its estimates and judgments, including those related to investments, fixed assets, income taxes and other contingencies. Roadships bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Roadships identified the most critical accounting principals upon which its financial status depends. Roadships determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Roadships presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements. Roadships has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Roadships has not entered into any derivative contracts that are indexed to Roadships’ shares and classified as shareholder’s equity or that are not reflected in Roadships’ financial statements. Furthermore, Roadships does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Roadships does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Roadships.

Inflation. Roadships believes that inflation has not had a material effect on its operations to date.

Income Taxes. Roadships has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. Since Roadships had no operations within the United States, there is no provision for US income taxes, and there are no deferred tax amounts as of December 31, 2008. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect to temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Roadships Holdings, Inc and Roadships AM, Inc are considered the accounting acquirer in the exchange transaction. Because Roadships Holdings, Inc and Roadships AM, Inc owners as a group retained or received the larger portion of the voting rights in the combined entity and Roadships Holdings, Inc and Roadships AM, Inc senior management represents a majority of the senior management of the combined entity, Roadships Holdings, Inc and Roadships AM, Inc were considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Roadships Holdings, Inc and Roadships AM, Inc since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Roadships Holdings, Inc and Roadships AM, Inc and will be recorded at the historical cost basis of Roadships Holdings, Inc and Roadships AM, Inc.

Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  Management does not expect the adoption of this statement to have any material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.”  SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about:  (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  Management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), “Business Combinations”, and (b.) SFAS No. 160”, Noncontrolling Interests in Consolidated Financial Statements”. These statements are effective for fiscal years beginning after December 15, 2008, and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements. The Company is in the process of evaluating the impact, if any, of SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, of the adoption of SFAS 159 on its financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by Roadships may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address Roadships’ growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from Roadships’ forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

Roadships does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in Roadships’ filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in Roadships common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of Roadships common stock.

There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones Roadships will face.  If any of these risks actually occurs, Roadships business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of Roadships’ common stock could decline and investors in Roadships common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to Roadships, material risks related to Roadships industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

There are numerous risks, known and unknown, that may prevent Roadships from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair Roadships’ financial performance and business operations.  Roadships’ business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of Roadships’ securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to Roadships’ business and financial condition.

We will be dependent on revenue from a limited number of customers. If we were to be deprived of revenue from one or more these key customers, our future revenue and business operations could be materially adversely effected.

We currently have no revenues and there is no guarantee that we will ever record revenues.  Even if we do generate revenues there is a high likelihood they will be generated from a small number of customers.  Accordingly, our revenue stream will not be diversified and we will run the risk of losing a significant portion of our income in the event one or more of our customers does not repeat their business with us.

We are dependent on short term contracts with our customers. If these contracts were terminated, our results of operations would be materially adversely affected.

We plan to enter into agreements to provide transportation services with some of our shipping customers. These agreements, however, will not commit them to using us for any specific volume of transportation services and the agreements can be terminated on 30 days notice. The termination of any of these contracts could have a material adverse effect on our business operations and prospects.

We face risks related to rapidly evolving technologies. If we do not respond to these evolving technologies, we may have difficulty in retaining our customers or expanding our customer base.

Our markets are subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend, in part, upon our ability to enhance existing applications and develop and introduce new applications or capabilities that:

▪ meet or exceed technological advances in the marketplace;

▪ meet changing customer requirements;

▪ comply with changing industry standards;

▪ achieve market acceptance; and

▪ respond to competitive offerings.

We may not possess sufficient resources to continue to make the necessary investments in technology. In addition, we may not successfully identify new opportunities or develop and bring new opportunities to market in a timely and efficient manner. If we are unable, for technological or other reasons, to develop and introduce new and enhanced opportunities in a timely manner, we may lose existing customers and fail to attract new customers, which may adversely affect our ability to generate revenues sufficient to provide for our ongoing operations.

Reliance upon Management.

Presently, we are totally dependent upon the personal efforts of our current management. The loss of any of our officers or directors could have a material adverse effect upon our business and future prospects.  We do not presently have key-man life insurance on the lives of any of our officers or directors.  Further, all decisions with respect to management of our affairs will be made exclusively by our current management.  Our success will, in significant part, depend upon the efforts and abilities of management. Additionally, as we implement our planned marketing strategy and related operations we will require the services of additional skilled personnel.  There can be no assurance that we can attract persons with the requisite skills and training to meet our future needs or, even if such persons are available, that they can be hired on terms favorable to us.

Our growth is dependent on the successful implementation of our business plan.

It is currently anticipated that our future growth will result from the development of our market niche, the ability to implement our new business plans and strategy, development of brand awareness, effectively responding to competition, future development and upgrading of our technology, the ability to attract and retain qualified personnel and the ability to obtain necessary financing on acceptable terms. Additionally, as we implement our business plan, there can be no assurance that there will not be substantial unanticipated costs and expenses associated with the implementation of such plan.

Ability to Fund Business Strategy.

Our business strategy will require that substantial capital investment and adequate financing be available to us for the development of operations and additional equipment and facilities.  Should we be unable to obtain the amount of capital for anticipated needs, we may be required to obtain financing through borrowings or the issuance of additional equity or debt securities, which could have an adverse effect on the value of the existing common stock.

Uncertainty as to Management's Ability to Control Costs and Expenses.

With respect to our planned business operations, management cannot accurately project or give any assurance, with respect to our ability to control development and operating costs and/or expenses in the future. Consequently, even if we are successful in implementing our planned growth (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

No Dividends.

We have not paid any dividends nor, by reason of our present financial status and contemplated financial requirements, do we anticipate paying any dividends in the foreseeable future.

Developing Market; New Entrants.

Our future growth is dependent to a significant extent upon our ability to attract new clients.  The market for our products and services is highly competitive, and is characterized by an increasing number of new market entrants.  Demand and market acceptance for such products and services are subject to a high level of uncertainty, and there can be no assurance that the commercial acceptance will continue to grow.

 Additional Financing.

We will require additional financing in order to complete implementation of our proposed business plan and expand our operations. Further, assuming that we are able to successfully expand our operations, it is likely that we will require subsequent additional financing in the future. There can be no assurance that such financing will be available or, if available, that it can be obtained on terms favorable to us.

Certain of our stockholders control a significant amount of our common stock.

Approximately 93% of our outstanding common stock is owned by two shareholders:  Mr. Micheal Nugent (89%) and Mr. Robert Smith (4%).  Thus, these stockholders, if they act together will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale, and might affect the market price of our common stock.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a significant dilution to or impair our stock price.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes-Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

There is currently no liquid trading market for Caddystat’s common stock and Caddystats cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for Caddystat’s common stock. Caddystats cannot predict how liquid the market for Caddystat’s common stock might become. Caddystat’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol CDDY. Caddystats currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should Caddystats fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of Caddystat’s common stock could suffer, the trading market for Caddystat’s common stock may be less liquid and Caddystat’s common stock price may be subject to increased volatility.

Rising Fuel Prices May Adversely Affect Our Profits.

Fuel is a significant operating expense for our shipping operations. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, increases in the price of fuel, such as we are currently experiencing, may adversely affect profitability. There can be no assurance that our customers will agree to bear such fuel price increases via fuel surcharges without a reduction in their volumes of business with us nor any assurance that our future fuel hedging efforts, if any, will be successful.

In addition, a bill has been introduced in the Senate that will limit the sulphur content of fuel used by vessels that enter or leave U.S. ports. As a result of any such legislation or other laws affecting emissions of marine vessels, we may be required to use more expensive fuels or modify our vessels which will result in an increase in our cost of operations.

A decrease in Shipping Volume in Our Markets Will Adversely Affect Our Business.

Demand for our shipping services depends on levels of shipping in our Jones Act markets, as well as on economic and trade growth and logistics. Cyclical or other recessions in the continental U.S. or in these markets can negatively affect our operating results as customers may ship fewer containers or may ship containers only at reduced rates. We cannot predict whether or when such downturns will occur.

If We are Unable to Implement Our Business Plan, Our Future Results Could be Adversely Affected.

Our future results of operations will depend in significant part on the extent to which we can implement our business strategy successfully. Our business strategy includes continuing to organically grow our revenue, providing complete shipping and logistics services, leveraging our capabilities to serve a broad range of customers, leveraging our brand, maintaining industry-leading information technology, pursuing strategic acquisitions and reducing operating costs. Our strategy is subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control. As a consequence, we may not be able to fully implement our strategy or realize the anticipated results of our strategy.

Repeal, Substantial Amendment, or Waiver of the Jones Act or its Application Could Have a Material Adverse Effect on Our Business.

If the Jones Act were to be repealed, substantially amended, or waived, and, as a consequence, competitors with lower operating costs were to enter any of our Jones Act markets, our business would be materially adversely affected. In addition, our advantage as a U.S.-citizen operator of Jones Act vessels could be eroded by periodic efforts and attempts by foreign interests to circumvent certain aspects of the Jones Act. If maritime cabotage services were included in the General Agreement on Trade in Services, the North American Free Trade Agreement or other international trade agreements, or if the restrictions contained in the Jones Act were otherwise altered, the shipping of maritime cargo between covered U.S. ports could be opened to foreign-flag or foreign-built vessels.

In September 2005, the Department of Homeland Security issued limited temporary waivers of the Jones Act solely to permit the transport of petroleum and refined petroleum products in the United States in response to the damage caused to the nation’s oil and gas production facilities and pipelines by Hurricanes Katrina and Rita. There can be no assurance as to the timing of any future waivers of the Jones Act or that any such waivers will be limited to the transport of petroleum and refined petroleum products.

Our Industry is Unionized and Strikes By Our Union Employees or Others in the Industry May Disrupt our Services and Adversely Affect Our Operations.

Our industry is susceptible to work stoppages and other adverse employee actions due to the strong influence of maritime trade unions. We may be adversely affected by future industrial action against efforts by our management or the management of other companies in our industry to reduce labor costs, restrain wage increases or modify work practices.

In addition, in the future, we may not be able to negotiate, on terms and conditions favorable to us, renewals of our collective bargaining agreements with unions in our industry and strikes and disruptions may occur as a result of our failure or the failure of other companies in our industry to negotiate collective bargaining agreements with such unions successfully.

Our Employees are Covered by Federal Laws that May Subject us to Job-Related Claims in Addition to Those Provided by State Laws.

Some of our employees are covered by several maritime statutes, including provisions of the Jones Act, the Death on the High Seas Act, the Seamen’s Wage Act and general maritime law. These laws typically operate to make liability limits established by state workers’ compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes for these employees, we may have greater exposure for any claims made by these employees than is customary in the United States.

 Compliance With Safety and Environmental Protection and Other Governmental Requirements May Adversely Affect Our Operations.

The shipping industry in general and our business and the operation of our vessels and terminals in particular are affected by extensive and changing safety, environmental protection and other international, national, state and local governmental laws and regulations. For example, our vessels, as U.S.-flagged vessels, generally must be maintained “in class” and are subject to periodic inspections by the American Bureau of Shipping or similar classification societies, and must be periodically inspected by, or on behalf of, the U.S. Coast Guard. In addition, the United States Oil Pollution Act of 1990 (referred to as OPA), the Comprehensive Environmental Response, Compensation & Liability Act of 1980 (referred to as CERCLA), and certain state laws require us, as a vessel operator, to obtain certificates of financial responsibility and to adopt procedures for oil or hazardous substance spill prevention, response and clean up. In complying with these laws, we have incurred expenses and may incur future expenses for ship modifications and changes in operating procedures. Changes in enforcement policies for existing requirements and additional laws and regulations adopted in the future could limit our ability to do business or further increase the cost of our doing business.

We believe our vessels are maintained in good condition in compliance with present regulatory requirements, are operated in compliance in all material respects with applicable safety/environmental laws and regulations and are insured against the usual risks for such amounts as our management deems appropriate. Our vessels operating certificates and licenses are renewed periodically during the required annual surveys of the vessels. However, there can be no assurance that such certificates and licenses will be renewed. Also, in the future, we may have to alter existing equipment, add new equipment to, or change operating procedures for, our vessels to comply with changes in governmental regulations, safety or other equipment standards to meet our customers’ changing needs. If any such costs are material, they could adversely affect our financial condition.

 We are Subject to New Statutory and Regulatory Directives in the United States Addressing Homeland Security Concerns that May Increase Our Costs and Adversely Affect Our Operations.

Various government agencies within the Department of Homeland Security (“DHS”), including the Transportation Security Administration, the U.S. Coast Guard, and U.S. Bureau of Customs and Border Protection, have adopted, and may adopt in the future, new rules, policies or regulations or changes in the interpretation or application of existing laws, rules, policies or regulations, compliance with which could increase our costs or result in loss of revenue.

The Coast Guard’s new maritime security regulations, issued pursuant to the Maritime Transportation Security Act of 2002 (“MTSA”), require us to operate our vessels and facilities pursuant to both the maritime security regulations and approved security plans. Our vessels and facilities are subject to periodic security compliance verification examinations by the Coast Guard. A failure to operate in accordance with the maritime security regulations or the approved security plans may result in the imposition of a fine or control and compliance measures, including the suspension or revocation of the security plan, thereby making the vessel or facility ineligible to operate. We are also required to audit these security plans on an annual basis and, if necessary, submit amendments to the Coast Guard for its review and approval. Failure to timely submit the necessary amendments may lead to the imposition of the fines and control and compliance measures mentioned above. Failure to meet the requirements of the maritime security regulations could have a material adverse effect on our results of operations.

DHS may adopt additional security-related regulations, including new requirements for screening of cargo and our reimbursement to the agency for the cost of security services. These new security-related regulations could have an adverse impact on our ability to efficiently process cargo or could increase our costs. In particular, our customers typically need quick shipping of their cargos and rely on our on-time shipping capabilities. If these regulations disrupt or impede the timing of our shipments, we may fail to meet the needs of our customers, or may increase expenses to do so.

 Increased Inspection Procedures and Tighter Import and Export Controls Could Increase Costs and Disrupt Our Business.

Domestic and international container shipping is subject to various security and customs inspection and related procedures, referred to herein as inspection procedures, in countries of origin and destination as well as in countries in which transshipment points are located. Inspection procedures can result in the seizure of containers or their contents, delays in the loading, offloading, transshipment or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers (and, in some cases, shipping and logistics companies such as us). Failure to comply with these procedures may result in the imposition of fines and/or the taking of control or compliance measures by the applicable governmental agency, including the denial of entry into U.S. waters.

We understand that, currently, only a small proportion of all containers delivered to the United States are physically inspected by U.S., state or local authorities prior to delivery to their destinations. The U.S. government, foreign governments, international organizations, and industry associations have been considering ways to improve and expand inspection procedures. There are numerous proposals to enhance the existing inspection procedures, which if implemented would likely affect shipping and logistics companies such as us. Such changes could impose additional financial and legal obligations on us, including additional responsibility for physically inspecting and recording the contents of containers we are shipping. In addition, changes to inspection procedures could impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo by container uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.

Catastrophic Losses and Other Liabilities Could Adversely Affect Our Results of Operations and Such Losses and Liability May Be Beyond Insurance Coverage.

The operation of any oceangoing vessel carries with it an inherent risk of catastrophic maritime disaster, mechanical failure, collision, and loss of or damage to cargo. Also, in the course of the operation of our vessels, marine disasters, such as oil spills and other environmental mishaps, cargo loss or damage, and business interruption due to political or other developments, as well as maritime disasters not involving us, labor disputes, strikes and adverse weather conditions, could result in loss of revenue, liabilities or increased costs, personal injury, loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations. Damage arising from such occurrences may result in lawsuits asserting large claims.

Although we maintain insurance, including retentions and deductibles, at levels that we believe are consistent with industry norms against the risks described above, including loss of life, there can be no assurance that this insurance would be sufficient to cover the cost of damages suffered by us from the occurrence of all of the risks described above or the loss of income resulting from one or more of our vessels being removed from operation. We also cannot assure you that a claim will be paid or that we will be able to obtain insurance at commercially reasonable rates in the future. Further, if we are negligent or otherwise responsible in connection with any such event, our insurance may not cover our claim.

In the event that any of the claims arising from any of the foregoing possible events were assessed against us, all of our assets could be subject to attachment and other judicial process.

As a result of the significant insurance losses incurred in the September 11, 2001, attack and related concern regarding terrorist attacks, global insurance markets increased premiums and reduced or restricted coverage for terrorist losses generally. Accordingly, premiums payable for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

Additionally, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable.

We are susceptible to severe weather and natural disasters.

Our operations are vulnerable to disruption as a result of weather and natural disasters such as bad weather at sea, hurricanes, typhoons and earthquakes. Such events will interfere with our ability to provide the on-time scheduled service our customers demand resulting in increased expenses and potential loss of business associated with such events. In addition, severe weather and natural disasters can result in interference with our terminal operations, and may cause serious damage to our vessels, loss or damage to containers, cargo and other equipment and loss of life or physical injury to our employees. Terminals on the east coast of the continental U.S. and in the Caribbean are particularly susceptible to hurricanes and typhoons. Any such damage will not be fully covered by insurance.

We may face new competitors.

Other established or start-up shipping operators may enter our markets to compete with us for business.

These potential competitors may have access to financial resources substantially greater than our own. The entry of a new competitor on any of our trade routes could result in a significant increase in available shipping capacity that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may face significant costs as the vessels currently in our fleet age.

We believe that each of the vessels we will operate has an estimated useful life of approximately 45 years from the year it was built. We expect to incur increasing costs to operate and maintain the vessels in good condition as they age. Eventually, these vessels will need to be replaced. We may not be able to replace all of our existing vessels with new vessels based on uncertainties related to financing, timing and shipyard availability.

We may face unexpected substantial drydocking costs for our vessels.

Our vessels will be drydocked periodically to comply with regulatory requirements and to affect maintenance and repairs, if necessary. The costs of such repairs at each drydocking are difficult to predict with certainty and can be substantial. In addition, our vessels may have to be drydocked in the event of accidents or other unforeseen damage. Our insurance may not cover all of these costs. Large unpredictable repair and drydocking expenses could significantly decrease our profits.

Loss of our key management personnel could adversely affect our business.

Our future success will depend, in significant part, upon the continued services of Mr. Micheal Nugent, our Chairman and CEO, Mr. Patrick Greene, our Executive Vice President, Mr. Robert McClelland, our Treasurer, and Mr. Robert Smith, our Secretary. The loss of the services of any of these executive officers could adversely affect our future operating results because of their experience and knowledge of our business and customer relationships. If key employees depart, we may have to incur significant costs to replace them and our ability to execute our business model could be impaired if we cannot replace them in a timely manner. We do not expect to maintain key person insurance on any of our executive officers.

We are subject to, and may in the future be subject to, disputes, or legal or other proceedings, that could have a material adverse effect on us.

The nature of our business exposes us to the potential for disputes, or legal or other proceedings, from time to time relating to labor and employment matters, personal injury and property damage, environmental matters and other matters, as discussed in the other risk factors disclosed in this prospectus. In addition, as a common carrier, our tariffs, rates, rules and practices in dealing with our customers are governed by extensive and complex foreign, federal, state and local regulations which are the subject of disputes or administrative and/or judicial proceedings from time to time. These disputes, individually or collectively, could harm our business by distracting our management from the operation of our business. If these disputes develop into proceedings, these proceedings, individually or collectively, could involve significant expenditures by us or result in significant changes to our tariffs, rates, rules and practices in dealing with our customers that could have a material adverse effect on our future revenue and profitability.

Integrating acquisitions may be time-consuming and create costs that could reduce our net income and cash flows.

Part of our growth strategy may include pursuing acquisitions. Any integration process may be complex and time-consuming, may be disruptive to our business and may cause an interruption of, or a distraction of our management’s attention from our business as a result of a number of obstacles, including but not limited to:

•	the loss of key customers of the acquired company;

•	the incurrence of unexpected expenses and working capital requirements;

•	a failure of our due diligence process to identify significant issues or contingencies;

•	difficulties assimilating the operations and personnel of the acquired company;

•	difficulties effectively integrating the acquired technologies with our current technologies;

•	our inability to retain key personnel of acquired entities;

•	a failure to maintain the quality of customer service;

•	our inability to achieve the financial and strategic goals for the acquired and combined businesses; and

•	difficulty in maintaining internal controls, procedures and policies.

Any of the foregoing obstacles, or a combination of them, could negatively impact our net income and cash flows.

 We do not currently pay dividends and may not have the necessary funds to pay dividends on our common stock or we may elect not to pay dividends on our common stock.

We do not currently pay dividends and we will require continuing, significant cash flow in order for us to make payments of regular dividends to our stockholders. However, we have no operations of our own and have derived, and will continue to derive, all of our revenues and cash flow from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make funds available to us. They may not have sufficient funds or assets to permit payments to us in amounts sufficient to fund future dividend payments. There is a significant risk that we may not have the requisite funds to make regular dividend payments in the future. In addition, we may elect not to pay dividends as a substantial portion of our future earnings will be utilized to make payments of principal and interest on our indebtedness and to fund the development and growth of our business.

The Company faces intense competition that could adversely affect its ability to increase market share and could reduce its profitability.

Our businesses operate in highly competitive industries. These intense levels of competition could reduce our revenues and/or increase our expenses, either of which would reduce our profitability.

In addition to price, service, experience, reputation and quality of equipment, important competitive factors include safety record, ability to meet the customer’s schedule, the customer’s national flag preference, operating conditions, capability and intended use, complexity of logistical support needs and presence of equipment in the appropriate geographical locations.

Many of our major competitors are diversified multinational companies. Some of these companies have financial resources and operating staffs substantially larger than ours. As a result, they may be better able to make vessels available more quickly and efficiently, meet the customer’s schedule and withstand the effect of declines in market prices. They may also be better able to weather a downturn in our customers’ businesses. As a result, we could lose customers and market share to these competitors.

Our international operations pose additional risks that can negatively impact our financial condition, results of operations or cash flows.

These operations are subject to various conditions and potential events associated with and inherent in the conduct of business with foreign nations. These include, without limitation, political instability, vessel seizure, nationalization of assets, fluctuating currency values, hard currency shortages, controls of currency exchange, reliance on foreign agents for collection of revenue, the repatriation of income or capital, import-export quotas, and other forms of public and governmental regulation, all of which are beyond our control.

While it is not possible to predict whether any of these conditions will develop or events will occur, the development or occurrence of any one or more of them could have a material adverse affect on our financial condition, results of operations or cash flows. While we do business in many countries outside of the United States, substantially all such business is denominated in United States dollars. Since only some of our expenses outside of the United States are made in United States dollars our expenses in foreign countries could effectively increase if the United States dollar declines in value against a foreign country’s local currency.

The Company has experienced loss since inception in September 2008 and is a development stage company.

Our net loss for the remainder of 2008 was $2,180. The Company being newly organized is considered a development stage company. No assurances can be given that the Company will be able to compete with other companies in its industry. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted share awards, options or any other payouts.

There are no current employment agreements between the Company and its executive officers or directors. Our executive officer and directors have agreed to work without remuneration until such time as we receive revenues that are sufficiently necessary to provide proper salaries to the officer and compensate the directors for participation. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

The following table sets forth as of December 31, 2008, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group. The addresses of the beneficial owners are set forth below.

Title of Class

Name and Address of Beneficial

Amount

Percent of Class

Owner [1]

Common Stock

Robert Smith

450,000

4%

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

 Common Stock

Micheal Nugent

9,570,000

89%

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

________________________________________________________________________________

All Beneficial Owners as a Group

10,020,000

93%

                                 (2 people)

(1) Calculation based on 10,750,000 shares issued and outstanding as of March 4, 2009.

(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Name

Age

Position

Micheal Nugent

46

Chairman, CEO

Robert McClelland

55

Director & Treasurer

Robert Smith

47

Director, Corporate Secretary

Patrick Greene

42

Director & Executive Vice President

Biographies

Micheal Nugent - 46 yrs

Chairman, Chief Executive Officer

Micheal Nugent holds office and active roles with several private and public companies in the USA and Australia, including as the Founder, Chairman and CEO of Roadships America, Inc., a private Florida company that is developing Short Sea Shipping Systems. He is CEO of Nugent Engine Technologies Inc., a Florida public company that is investigating new engine technologies. He is the Founder and President of Cycclone Magnetic Engines Inc., a private Nevada company that is developing engine technology. He is President and CEO of Roman Acquisition Corp., a Nevada public company.  He is Founder, Chairman and CEO of Fire From Ice Films, Inc., a private Nevada company that is partnering with feature film producers. He is CEO of Endeavour Logistics Pty Ltd, a private Australian company that consults with Australian Transport Companies. He is also Chairman and CEO of Adbax Pty Ltd and Adbax Truckside Management Pty Ltd, 2 private Australian companies that provide truckside advertising as an affiliate of Truckads USA. Mr Nugent completed his discipline as a Diesel Fitter in 1983 with Cummins Diesel Sales and Service. Mr Nugent is a member of the Australian Institute of Company Directors, Marine Highways Cooperative, The Coastwise Coalition and the Advertising Federation of Australia.

Robert McClelland - 55 yrs

Director, Treasurer

Robert McClelland is a Director and company Secretary of Endeavour Logistics Pty Ltd. Endeavour represents the transport arm of Roadships Holdings, Inc. in Australia.  Mr. McClelland also serves as a Director of Cycclone Magnetic Engines Inc. He is also a Director of Fire From Ice Films Pty Ltd.  Robert spent 27 years in the Automotive parts Industry and some 6 years in the finance sector.  Robert is currently a Director of Adbax Truckside Management Pty Ltd. in Australia.

Robert Smith - 47 yrs

Director, Corporate Secretary

Robert Smith is a Director and Corporate Secretary of Enterprise IV Corporation, a 10-12G Blank Check Company; the co-Managing Member of Enterprise Creations LLC, a joint venture, and; the Managing Member of RKS Capital LLC, a business development solution provider.  Mr. Smith has 20 plus cumulative years of management experience; 16 years at executive-level management; 12 plus years [hands-on] building start-ups and emerging companies; 10 years experience as a business development consultant. He holds extensive experience and success in strategic planning and management and capital acquisition (equity and private debt).  Mr. Smith is a “nuts and bolts” business development professional with proven success working with development, start-up, emerging and growth companies in a variety of industries; with added emphasis on capital acquisition strategies and business plan development.

Patrick Greene

- 42yrs

Director, Executive Vice President

Patrick Greene is a Director and Chief Financial Officer of Endeavour Logistics Pty Ltd.  Endeavour represents the transport arm of Roadships Holdings, Inc. in Australia.  Mr. Greene also serves as Operations Manager of Adbax Truckside Management Pty Ltd.  Patrick completed his discipline in the automotive and marine industries in 1988, and he also taught automotive trade students at a technical college (TAFE) in the 90’s. He spent 20 years in his industry as an employee and business operator.  Patrick is a Director and company Secretary of Nugent Engine Technologies Pty Ltd.

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended December 31, 2008. Roadships’ Board of Directors held no formal meetings during the period commencing on January 1, 2009 and ending on February 23, 2009.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

No directors of the Company have received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.  The Company may pay cash compensation to its directors in the future, however, no final determination has been made as of the date hereof.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
Gordon Dawson	2008 2007 2006	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Micheal Nugent	2008	-	-	-	-	-	-	-	-

Robert Smith	2008	-	-	-	-	-	-	-	-
Robert McClelland	2008	-	-	-	-	-	-	-	-
Patrick Greene	2008	-	-	-	-	-	-	-	-

The Company may pay cash compensation to its officers in the future, however, no final determination has been made as of the date hereof.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2008.

During the year ended December 31, 2008, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

None.

Description of Securities

The Company is authorized to issue 75,000,000 shares of common stock, $.001 par value, of which 10,750,000 shares are issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Company has no preferred stock authorized.

Registration Rights

None.

Market Price and Dividends

There is not, and never has been, a public market for the securities of the Registrant. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol CDDY, but there is currently no liquid trading market.

For the foreseeable future, except for the special cash distribution, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of

Delaware.

As permitted by Delaware law, we have eliminated the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide, among other things, that we will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CDDY,” but there is currently no liquid trading market.

The transfer agent for our common stock is Signature Stock Transfer, Inc., located at 2301 Ohio Drive, Plano, TX 75093. Their telephone number is (972) 612-4120.

Item 4.01

Changes in Registrants Certifying Accountant

Effective as of March 4, 2009, the Company dismissed Moore & Associates, Chartered (the “Former Accountant”) as its independent accountant. The Former Accountant had previously been engaged as the principal independent accountant to audit the Company’s financial statements. The Company retained M&K CPAs, PLLC (“M&K”) as its new independent registered public accountant on March 4, 2009. M&K is located in Houston, Texas.

The Former Accountant’s report as of August 31, 2008 and 2007, and for the years then ended, on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph regarding our ability to continue as a going concern.

The decision to change accountants was approved by the Company’s board of directors on March 4, 2009.

During the two most recent fiscal years ended August 31, 2008 and 2007, and in the subsequent interim periods through March 4, 2009, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, during this same period, there were no “reportable events” as defined in Section 304(a)(1)(v) of Regulation S-K.

The Company had made the contents of this Current Report on Form 8-K available to the Former Accountant prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”), and requested that the Former Accountant furnish the Company with a letter addressed to the SEC stating whether the Former Accountant agrees or disagrees with, or wishes to clarify the Company’s expression of, its views, or containing any additional information. A copy of the Former Accountant’s letter to the SEC is attached hereto as Exhibit 16.

As of March 4, 2009, M&K was engaged as the Company’s new independent registered public accountant. The appointment of M&K was approved by the Company’s board of directors. During the two most recent fiscal years ended August 31, 2008 and 2007, and in the subsequent interim periods through March 4, 2009, the Company did not consult M&K regarding either:

(i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01

Changes in Control of Registrant

The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.

Pursuant to the terms of the Plan of Exchange as described in item 1.01, following the Closing of the exchange transaction, Mr. Gordon Dawson resigned as director of Caddystats and the board appointed Mr. MichealMicheal Nugent as Chief Executive Officer, and Chairman of the Company.  The board also appointed Robert Smith as Director and Corporate Secretary, Robert McClelland as Director and Treasurer, and Patrick Green as Director and Executive Vice President.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

The board of directors of the Company accepted the resignation of Mr. Gordon Dawson, President and Director of Caddystats. The board appointed Mr. MichealMicheal Nugent as Chief Executive Officer, and Chairman of the Company.  The board also appointed Robert Smith as Director and Corporate Secretary, Robert McClelland as Director and Treasurer, and Patrick Green as Director and Executive Vice President. These appointments are effective as of February 24, 2009.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transactions, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Nugent, Mr. Smith, Mr. McClelland, and Mr. Green had or will have a direct or indirect material interest.

Item 5.03: Change in Fiscal Year

Pursuant to the reverse merger between CaddyStats, Inc and Roadships Holdings, Inc and Roadships AM, Inc, we have adopted Roadships Holdings, Inc’s year end of December 31st.

Item 5.06

Change in Shell Company Status

As a result of the consummation of the transactions contemplated by the Agreement, Caddystats believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01

Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired and Pro Forma Information.

In accordance with Item 9.01(a), Roadships Balance Sheet as of December 31, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception through December 31, 2008 have been attached as Exhibit 99.1 hereto.

(d)

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

3.1

Articles of Incorporation of Roadships Holdings, Inc.

3.2

Bylaws of Roadships Holdings, Inc.

3.3

Articles of Incorporation of Roadships America, Inc.

3.4

Bylaws of Roadships America, Inc.

10.1

Plan of Exchange between Caddystats, Inc. and Roadships Holdings, Inc.

10.2

Asset Purchase Agreement between Caddystats, Inc. and Gordon Dawson

10.3

Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, and Non-Disclosure Agreement between Corpsense Consulting and Caddystats, Inc.

10.4

Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, and Non-Disclosure Agreement between Gordon Dawson and Caddystats, Inc.

10.5

Lease Agreement with Regus

16

Letter from Former Accountants Moore & Associates

99.1

Financial Statements of Roadships Holdings, Inc. and Roadships America, Inc.

99.2

Unaudited Pro Formas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2009	CADDYSTATS, INC.

	By:	/s/ Micheal Nugent
Micheal Nugent
Chief Executive Officer

Date: March 4, 2009	CADDYSTATS, INC.

	By:	/s/ Robert Smith
Robert Smith
Corporate Secretary